Exhibit 99.1

REVOCABLE PROXY

TOWER BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

[                    ], 2011

[            ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Janak Amin and Jeffrey Renninger, or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Tower Bancorp, Inc. (“Tower”) common stock of the undersigned at the Special Meeting of Shareholders of Tower Bancorp, Inc. to be held on [                ], [                          ], 2011, at [            ], Eastern Time, at the West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania, and at any adjournment or postponement of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER OF RECORD. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE MANAGEMENT OF TOWER ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated [________], 2011.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE

(continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

TOWER BANCORP, INC. – SPECIAL MEETING, [                    ], 2011

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/4431

You can vote in one of three ways:

1. Call toll free 1-866-214-3791 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://proxyvotenow.com/tobc and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Tower Bancorp, Inc.	Special Meeting of Shareholders [ ], 2011

The board of directors recommends a vote FOR Proposals 1, 2 and 3.

Proposal 1 – Approval and adoption of the Agreement and Plan of Merger, dated as of June 20, 2011, by and between Tower and Susquehanna Bancshares, Inc. (“Susquehanna”), which provides, among other things, for the merger of Tower with and into Susquehanna, and the conversion of each share of Tower common stock outstanding immediately prior to the merger into the right to receive either 3.4696 shares of Susquehanna common stock or $28.00, subject to proration so that $88 million of the merger consideration is paid in cash.

For [        ]                                              Against [        ]                                               Abstain [        ]

Proposal 2 – Approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement.

For [        ]                                               Against [        ]                                              Abstain [        ]

Proposal 3 – Approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Tower in connection with the merger.

For [        ]                                               Against [        ]                                               Abstain [        ]

[    ] PLEASE CHECK IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

                                                                               (Signature of Shareholder)

                                                                               (Signature of Shareholder)

Dated:                                                              , 2011

Important Notice Regarding Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [                ], 2011.

The Joint Proxy Statement/Prospectus and proxy card are available at: http://www.cfpproxy.com/4431.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail;

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to [            ] p.m., Eastern Time, [                    ], 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone

anytime prior to [            ] p.m., Eastern Time,

[                    ], 2011:

1-866-214-3791

Vote by Internet

anytime prior to [            ] p.m., Eastern Time,

[                    ], 2011 go to:

https://www.proxyvotenow.com/tobc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS: http://cfpproxy.com/4431

YOUR VOTE IS IMPORTANT!

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